EXHIBIT 99.1

Keurig Dr Pepper Reports Q1 2022 Results and Raises Full-Year Net Sales Guidance

Top-line Results Remain Strong, with Double-Digit Growth Reported in three Business Segments in Q1
Company also Reaffirms EPS Guidance for 2022

BURLINGTON, MA and FRISCO, TX (April 28, 2022) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported financial results for the first quarter ended March 31, 2022 and raised its guidance for net sales growth in 2022 to the high-single-digit range, from the previous mid-single-digit range. The Company also reaffirmed its guidance for Adjusted EPS for the year.

	Reported GAAP Basis	Adjusted Basis[1]
	Q1	Q1
Net Sales	$3.08 bn	$3.08 bn
% vs prior year	6.1%	6.1%
% vs 2020	17.8%	17.5%
Diluted EPS	$0.41	$0.33
% vs prior year	78.3%	0.0%
% vs 2020	272.7%	13.8%
Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “We delivered another quarter of strong revenue growth, reflecting the power of our brand portfolio and the quality of our execution at retail. Margins were impacted by accelerating inflation, which outpaced the timing of pricing actions, and the previously discussed coffee supply chain disruption. We made significant progress during the quarter on increasing coffee production and rebuilding inventories, and we implemented additional pricing actions across most categories. Consequently, we now expect to deliver net sales growth in the high-single-digit range and continue to expect to deliver Adjusted EPS growth in the mid-single-digit range for the year.”
First Quarter Consolidated Results
Net sales for the first quarter of 2022 increased 6.1% to $3.08 billion, compared to $2.90 billion in the year- ago period, reflecting exceptionally strong growth in Packaged Beverages, Beverage Concentrates and Latin America Beverages, partially offset by an expected decline in Coffee Systems. Driving the consolidated net sales growth was favorable net price realization of 6.3%, slightly offset by lower volume/mix of 0.2%. On a two-year basis, constant currency net sales advanced 17.5% versus 2020.
KDP in-market performance in the Liquid Refreshment Beverages (LRB) category remained strong in the quarter, with retail dollar consumption2 advancing 9.9% and market share growth registered in over 87% of the Company’s cold beverage portfolio, largely reflecting strength in CSDs3, coconut water and seltzers, teas, apple juice and fruit drinks. This performance was driven by Dr Pepper, Sunkist, Canada Dry, A&W and Squirt CSDs, Vita Coco, Polar seltzers, Snapple, and Mott’s. On a two-year basis, KDP grew retail dollar consumption by 21% and gained market share in 78% of its cold beverage portfolio.

_______________________________
1 Adjusted financial metrics presented in this release are non-GAAP and on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.
2 Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 3/27/2022.
3 CSDs refer to “Carbonated Soft Drinks”.

In coffee, retail dollar consumption of single-serve pods manufactured by KDP in IRi tracked channels increased 3.6%, while Coffee Systems net sales declined 4.3%, as production was prioritized to rebuilding inventory following supply chain disruption in late Q4 and early Q1. During the quarter, the Company sequentially improved manufacturing output through a focused supply chain recovery program. KDP manufactured share remained strong at 82.5%. Performance in away-from-home pods continued to improve versus year-ago, but remained below pre-COVID levels, as return to offices has lagged recovery in other sectors. On a two-year basis, retail consumption of single-serve pods manufactured by KDP increased 8.2% in IRi tracked channels.
GAAP operating income increased 51% to $966 million in the first quarter of 2022, compared to $640 million in the year-ago period. This performance reflected the strong net sales growth and continued productivity, as well as a $38 million benefit from the Company’s strategic asset investment program, lower non-cash stock compensation expense and legal fees. Partially offsetting these positive drivers were the impacts of accelerating, broad-based inflation and significant supply chain disruption across manufacturing, logistics, material inputs and labor availability, leading to higher than anticipated costs to meet continued strong consumer demand. Also impacting the comparison was the favorable year-over-year impact of items affecting comparability, including a $299 million gain on the Company’s successful resolution of the litigation with BodyArmor in the quarter.
Adjusted operating income in the quarter declined 1.2% to $732 million. On a percent of net sales basis, Adjusted operating income was 23.8% in the quarter, compared to 25.5% in the year-ago period. On a two-year basis, first quarter Adjusted operating income advanced 6.7% versus 2020.
GAAP net income in the first quarter of 2022 increased 80% to $585 million, or $0.41 per diluted share, compared to GAAP net income of $325 million, or $0.23 per diluted share, in the year-ago period. This performance was driven by the growth in operating income, partially offset by a higher effective tax rate. Also benefitting the performance was the favorable year-over-year impact of items affecting comparability, including the after-tax gain on the Company’s successful resolution of litigation with BodyArmor and costs associated with the early extinguishment of debt.
Adjusted net income advanced 0.8% to $474 million in the first quarter of 2022. Adjusted diluted EPS was $0.33, essentially in line with the year-ago period and, on a two-year basis, Adjusted diluted EPS in the quarter grew 13.8% versus 2020.
Operating cash flow increased to $663 million in the quarter, and free cash flow totaled $632 million, primarily reflecting the growth in earnings and ongoing effective working capital management. This continued strong free cash flow performance enabled KDP to reduce financial obligations by $350 million in the first quarter of 2022 and end the period with $592 million of unrestricted cash on hand. As a result, the Company’s management leverage ratio declined 0.1x, ending the first quarter at 2.8x.
First Quarter Segment Results
Coffee Systems
Net sales for the first quarter of 2022 totaled $1.09 billion, compared to $1.14 billion in the year-ago period, a decline of 4.3%, primarily reflecting the impact of supply chain challenges. Net price realization increased by 3.2%, which was offset by lower volume/mix of 7.5%. On a two-year basis, constant currency net sales advanced 11.8% versus 2020.
The higher net price realization in the quarter was driven by pricing actions taken late 2021 and in the first quarter of 2022, combined with sequentially lower customer fines incurred due to improving, but still somewhat challenged service levels.

The volume/mix decrease of 7.5% in the quarter reflected lower pod and brewer shipment volume, both of which declined 5.2% versus the year-ago period. The pod performance reflected the prioritization of production to rebuild inventory and resulted in first quarter shipments that trailed consumption. Also impacting the pod performance was comparison to the very strong pod shipment volume growth of 13.7% in the year-ago period. The brewer performance largely reflected comparison to the exceptionally strong brewer shipment growth of 61% in the year-ago period.
GAAP operating income declined 27% to $268 million in the first quarter of 2022, compared to $368 million in the year-ago period, largely reflecting the net sales decline and the impacts of the accelerating, broad-based inflationary pressures and supply chain challenges, including incremental costs associated with rebuilding inventory. Partially offsetting these drivers were continued productivity and lower marketing expense, as the Company reduced demand generating marketing investment due to its focus on increasing manufacturing output and rebuilding inventory levels. Also impacting the comparison was the slightly favorable year-over-year impact of items affecting comparability.
Adjusted operating income declined 24% to $319 million in the quarter and, on a percent of net sales basis, was 29.2%, compared to 36.9% in the year-ago period. This performance largely reflected the broad-based inflationary environment and increased costs to rebuild inventory.
Packaged Beverages
Net sales for the first quarter of 2022 increased an exceptionally strong 13.2% to $1.48 billion, compared to $1.31 billion in the year-ago period, reflecting higher net price realization of 8.3% and higher volume/mix of 4.9%, due to continued strong in-market execution and market share expansion across the portfolio. On a two-year basis, constant currency net sales increased 21.4% versus 2020.
Leading the net sales performance were Canada Dry, Dr Pepper, 7UP, A&W, Sunkist and Squirt CSDs, Mott’s, and Snapple, as well as growth in CORE Hydration, Polar seltzers, Hawaiian Punch and Vita Coco.
GAAP operating income increased 172% in the first quarter of 2022 to $486 million, compared to $179 million in the year-ago period, reflecting the strong net sales growth, the aforementioned $38 million benefit from the Company’s strategic asset investment program, continued productivity and the favorable year-over-year impact of items affecting comparability, including the gain that benefitted the segment on the successful resolution of litigation with BodyArmor. Partially offsetting these favorable drivers were the unfavorable impacts of broad-based inflation across the business and supply chain challenges that drove higher than anticipated costs to meet continued strong consumer demand.
Adjusted operating income increased 16.9% to $235 million and, on a percent of net sales basis, Adjusted operating income in the first quarter of 2022 was 15.9% in the quarter, compared to 15.4% in the year-ago period.
Beverage Concentrates
Net sales for the first quarter of 2022 increased 9.5% to $359 million, compared to $328 million in the year-ago period reflecting higher net price realization of 7.6% and favorable volume/mix of 1.9%. The volume/mix performance primarily reflected higher fountain foodservice shipments, driven by increased consumer mobility in the restaurant and hospitality channels. On a two-year basis, constant currency net sales advanced 16.7% versus 2020.
Total shipment volume versus year-ago increased 1.9% in the quarter, as increases in Dr Pepper and Sunkist were partially offset by declines in Crush. Bottler case sales volume increased 2.2% in the quarter compared to the year-ago period.

GAAP operating income in the first quarter of 2022 increased 2.5% to $244 million, compared to $238 million in the year-ago period, reflecting the benefit of the higher net sales, partially offset by the impacts of the broad-based inflationary environment, a significant increase in marketing investment and the unfavorable year-over-year impact of items affecting comparability.
Adjusted operating income increased 3.3% to $247 million in the quarter and, on a percent of net sales basis, adjusted operating income was 68.8%, compared to 72.9%, reflecting the significant increase in marketing investment and the broad-based inflationary environment.
Latin America Beverages
Net sales for the first quarter of 2022 increased 16.8% to $146 million, compared to net sales of $125 million in the year-ago period and, on a constant currency basis, net sales increased 17.6%. This performance was driven by higher net price realization of 9.6% and increased volume/mix of 8.0%. Leading the strong net sales growth in the quarter were Peñafiel, Clamato, Mott’s and Squirt. On a two-year basis, constant currency net sales increased 26.5% versus 2020.
GAAP operating income in the first quarter of 2022 increased 13.6% to $25 million, compared to $22 million in the year-ago period, reflecting the strong growth in net sales, continued productivity and the slightly favorable year-over-year impact of items affecting comparability. These drivers were partially offset by the broad-based inflationary environment and higher marketing investment.
Adjusted operating income increased 13.0% to $26 million in the quarter. On a percent of net sales basis, Adjusted operating income was 17.7%, compared to 18.4% in the year-ago period, reflecting broad-based inflation and higher marketing investment.
KDP 2022 Guidance
KDP raised its guidance for constant currency net sales growth in 2022 to the high-single-digit range and reaffirmed its guidance for Adjusted diluted EPS growth in 2022 in the mid-single-digit range. The Company continues to expect EPS performance versus 2021 to strengthen throughout the year, with Adjusted diluted EPS growth reaching the high-single-digit range in the second half of 2022, in line with the Company’s long-term algorithm.

Investor Contact:
Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com

Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue approaching $13 billion and approximately 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS, free cash flow and financial measures presented on a constant currency basis, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	First Quarter
(in millions, except per share data)	2022	2021
Net sales	$3,078	$2,902
Cost of sales	1,428	1,302
Gross profit	1,650	1,600
Selling, general and administrative expenses	1,018	961
Gain on litigation settlement	(299)	—
Other operating income, net	(35)	(1)
Income from operations	966	640
Interest expense	188	140
Loss on early extinguishment of debt	48	105
Gain on sale of equity method investment	(50)	—
Impairment of investments and note receivable	6	—
Other expense (income), net	9	(3)
Income before provision for income taxes	765	398
Provision for income taxes	180	73
Net income including non-controlling interest	585	325
Less: Net loss attributable to non-controlling interest	—	—
Net income attributable to KDP	$585	$325

Earnings per common share:
Basic	$0.41	$0.23
Diluted	0.41	0.23
Weighted average common shares outstanding:
Basic	1,418.2	1,409.2
Diluted	1,429.7	1,425.6

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in millions, except share and per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$592	$567
Restricted cash and cash equivalents	2	1
Trade accounts receivable, net	1,214	1,148
Inventories	1,045	894
Prepaid expenses and other current assets	637	447
Total current assets	3,490	3,057
Property, plant and equipment, net	2,436	2,494
Investments in unconsolidated affiliates	29	30
Goodwill	20,243	20,182
Other intangible assets, net	23,889	23,856
Other non-current assets	1,119	937
Deferred tax assets	38	42
Total assets	$51,244	$50,598
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,510	$4,316
Accrued expenses	1,028	1,110
Structured payables	143	142
Short-term borrowings and current portion of long-term obligations	—	304
Other current liabilities	767	613
Total current liabilities	6,448	6,485
Long-term obligations	11,584	11,578
Deferred tax liabilities	6,054	5,986
Other non-current liabilities	1,647	1,577
Total liabilities	25,733	25,626
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,418,462,239 and 1,418,119,197 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	21,764	21,785
Retained earnings	3,518	3,199
Accumulated other comprehensive income (loss)	215	(26)
Total stockholders' equity	25,511	24,972
Non-controlling interest	—	—
Total equity	25,511	24,972
Total liabilities and stockholders' equity	$51,244	$50,598

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Quarter
(in millions)	2022	2021
Operating activities:
Net income attributable to KDP	$585	$325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	106	102
Amortization of intangibles	34	33
Other amortization expense	42	40
Provision for sales returns	12	19
Deferred income taxes	8	11
Employee stock-based compensation (benefit) expense	(15)	25
Loss on early extinguishment of debt	48	105
Gain on sale of equity method investment	(50)	—
Gain on disposal of property, plant and equipment	(38)	(1)
Unrealized gain on foreign currency	(11)	(10)
Unrealized gain on derivatives	—	(41)
Equity in losses of unconsolidated affiliates	3	—
Impairment on investments and note receivable of unconsolidated affiliates	6	—
Other, net	13	15
Changes in assets and liabilities:
Trade accounts receivable	(73)	(37)
Inventories	(147)	(77)
Income taxes receivable and payables, net	135	25
Other current and non-current assets	(284)	(295)
Accounts payable and accrued expenses	151	121
Other current and non-current liabilities	138	186
Net change in operating assets and liabilities	(80)	(77)
Net cash provided by operating activities	663	546
Investing activities:
Proceeds from sale of investment in unconsolidated affiliates	50	—
Purchases of property, plant and equipment	(109)	(95)
Proceeds from sales of property, plant and equipment	78	7
Purchases of intangibles	(10)	(12)
Issuance of related party note receivable	(6)	—
Investments in unconsolidated affiliates	(3)	—
Other, net	3	1
Net cash provided by (used in) investing activities	3	(99)
Financing activities:
Proceeds from issuance of Notes	—	2,150
Repayments of Notes	(201)	(1,845)
Proceeds from issuance of commercial paper	—	120
Repayments of commercial paper	(149)	(120)
Repayments of 2019 KDP Term Loan	—	(425)
Proceeds from structured payables	38	35
Repayments of structured payables	(37)	(41)
Cash dividends paid	(265)	(192)
Proceeds from issuance of common stock	—	140
Tax withholdings related to net share settlements	(5)	(125)
Payments on finance leases	(20)	(15)
Other, net	(5)	(37)
Net cash used in financing activities	(644)	(355)
Cash, cash equivalents, and restricted cash and cash equivalents:
Net change from operating, investing and financing activities	22	92
Effect of exchange rate changes	4	2
Beginning balance	568	255
Ending balance	$594	$349

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	First Quarter
(in millions)	2022	2021
Net Sales
Coffee Systems	$1,093	$1,142
Packaged Beverages	1,480	1,307
Beverage Concentrates	359	328
Latin America Beverages	146	125
Total net sales	$3,078	$2,902

Income from Operations
Coffee Systems	$268	$368
Packaged Beverages	486	179
Beverage Concentrates	244	238
Latin America Beverages	25	22
Unallocated corporate costs	(57)	(167)
Total income from operations	$966	$640

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the first quarter of 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; (vi) the gain on the sale of our investment in BodyArmor; (vii) the gain on the settlement of our prior litigation with BodyArmor, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results and (viii) losses recognized with respect to our equity method investment in Bedford as a result of funding our share of their wind-down costs.
For the first quarter of 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; and (vi) gains from insurance recoveries related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
Costs related to significant non-routine legal matters relate to the antitrust litigation. Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic.
We believe removing these costs reflects how management views our business results on a consistent basis.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the first quarter of 2022 and 2021, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Gain on litigation settlement	Other operating (expense) income, net	Income from operations	Operating margin
For the First Quarter of 2022
Reported	$1,428	$1,650	53.6%	$1,018	$(299)	$(35)	$966	31.4%
Items Affecting Comparability:
Mark to market	59	(59)		26	—	—	(85)
Amortization of intangibles	—	—		(34)	—	—	34
Stock compensation	—	—		7	—	—	(7)
Restructuring and integration costs	—	—		(33)	—	(3)	36
Productivity	(28)	28		(22)	—	—	50
Non-routine legal matters	—	—		(4)	—	—	4
COVID-19	(4)	4		(1)	—	—	5
Gain on litigation	—	—		—	271	—	(271)
Adjusted	$1,455	$1,623	52.7%	$957	$(28)	$(38)	$732	23.8%
Impact of foreign currency			—%					—%
Constant currency adjusted			52.7%					23.8%

For the First Quarter of 2021
Reported	$1,302	$1,600	55.1%	$961	$—	$(1)	$640	22.1%
Items Affecting Comparability:
Mark to market	9	(9)		29	—	—	(38)
Amortization of intangibles	—	—		(33)	—	—	33
Stock compensation	—	—		(6)	—	—	6
Restructuring and integration costs	—	—		(43)	—	—	43
Productivity	(8)	8		(25)	—	—	33
Non-routine legal matters	—	—		(10)	—	—	10
COVID-19	(12)	12		(4)	—	—	16
Malware incident	—	—		2	—	—	(2)
Adjusted	$1,291	$1,611	55.5%	$871	$—	$(1)	$741	25.5%

Refer to page A-8 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity-method investment	Impairment of investments and note receivable	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Quarter of 2022
Reported	$188	$48	$(50)	$6	$9	$765	$180	23.5%	$585	$0.41
Items Affecting Comparability:
Mark to market	(71)	—	—	—	(3)	(11)	(2)		(9)	(0.01)
Amortization of intangibles	—	—	—	—	—	34	9		25	0.02
Amortization of deferred financing costs	(1)	—	—	—	—	1	—		1	—
Amortization of fair value debt adjustment	(5)	—	—	—	—	5	1		4	—
Stock compensation	—	—	—	—	—	(7)	(1)		(6)	—
Restructuring and integration costs	—	—	—	—	—	36	9		27	0.02
Productivity	—	—	—	—	—	50	12		38	0.03
Impairment of investment	—	—	—	(6)		6	—		6	—
Loss on early extinguishment of debt	—	(48)	—	—	—	48	11		37	0.03
Non-routine legal matters	—	—	—	—	—	4	1		3	—
COVID-19	—	—	—	—	—	5	1		4	—
Gain on litigation	—	—	—	—	—	(271)	(68)		(203)	(0.14)
Gain on sale of equity-method investment	—	—	50	—	—	(50)	(12)		(38)	(0.03)
Adjusted	$111	$—	$—	$—	$6	$615	$141	22.9%	$474	$0.33
Impact of foreign currency								—%
Constant currency adjusted								22.9%

For the First Quarter of 2021
Reported	$140	$105	$—	$—	$(3)	$398	$73	18.3%	$325	$0.23
Items Affecting Comparability:
Mark to market	8	—	—	—	—	(46)	(11)		(35)	(0.02)
Amortization of intangibles	—	—	—	—	—	33	8		25	0.02
Amortization of deferred financing costs	(3)	—	—	—	—	3	—		3	—
Amortization of fair value of debt adjustment	(6)	—	—	—	—	6	2		4	—
Stock compensation	—	—	—	—	—	6	12		(6)	—
Restructuring and integration costs	—	—	—	—	—	43	11		32	0.02
Productivity	—	—	—	—	—	33	8		25	0.02
Loss on early extinguishment of debt	—	(105)	—	—	—	105	25		80	0.06
Non-routine legal matters	—	—	—	—	—	10	2		8	0.01
COVID-19	—	—	—	—	—	16	4		12	0.01
Malware incident	—	—	—	—	—	(2)	—		(2)	—
Adjusted	$139	$—	$—	$—	$(3)	$605	$134	22.1%	$471	$0.33

Change - adjusted	(20.1)%								0.6%	—%
Impact of foreign currency	—%								0.2%	—%
Change - Constant currency adjusted	(20.1)%								0.8%	—%

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the first quarter of 2022:
Income from operations
Coffee Systems	$268	$51	$319
Packaged Beverages	486	(251)	235
Beverage Concentrates	244	3	247
Latin America Beverages	25	1	26
Unallocated corporate costs	(57)	(38)	(95)
Total income from operations	$966	$(234)	$732

For the first quarter of 2021:
Income from operations
Coffee Systems	$368	$53	$421
Packaged Beverages	179	22	201
Beverage Concentrates	238	1	239
Latin America Beverages	22	1	23
Unallocated corporate costs	(167)	24	(143)
Total income from operations	$640	$101	$741

	Reported	Impact of Foreign Currency	Constant Currency
For the first quarter of 2022:
Net sales
Coffee Systems	(4.3)%	—%	(4.3)%
Packaged Beverages	13.2	—	13.2
Beverage Concentrates	9.5	—	9.5
Latin America Beverages	16.8	0.8	17.6
Total net sales	6.1	—	6.1

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first quarter of 2022:
Income from operations
Coffee Systems	(24.2)%	—%	(24.2)%
Packaged Beverages	16.9	—	16.9
Beverage Concentrates	3.3	—	3.3
Latin America Beverages	13.0	—	13.0
Total income from operations	(1.2)	—	(1.2)

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first quarter of 2022:
Operating margin
Coffee Systems	24.5%	4.7%	29.2%	—%	29.2%
Packaged Beverages	32.8	(16.9)	15.9	—	15.9
Beverage Concentrates	68.0	0.8	68.8	—	68.8
Latin America Beverages	17.1	0.7	17.8	(0.1)	17.7
Total operating margin	31.4	(7.6)	23.8	—	23.8

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$2,406
Interest expense	548
Provision for income taxes	760
Other (income) expense, net	10
Depreciation expense	414
Other amortization	166
Amortization of intangibles	135
EBITDA	$4,439
Items affecting comparability:
Gain on sale of equity-method investment	$(574)
Gain on litigation settlement	(271)
Loss on early extinguishment of debt	48
Impairment of investments and note receivable	23
Restructuring and integration expenses	192
Productivity	155
Non-routine legal matters	24
Stock compensation	5
COVID-19	26
Transaction costs	2
Mark to market	(104)
Adjusted EBITDA	$3,965

March 31,
2022
Principal amounts of senior unsecured notes	$11,750
Less: Cash and cash equivalents	592
Total principal amounts less cash and cash equivalents	$11,158

March 31, 2022 Management Leverage Ratio	2.8

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	SECOND QUARTER OF 2021	THIRD QUARTER OF 2021	FOURTH QUARTER OF 2021	FIRST QUARTER OF 2022	LAST TWELVE MONTHS
Net income attributable to KDP	$448	$530	$843	$585	$2,406
Interest expense	125	116	119	188	548
Provision for income taxes	165	149	266	180	760
Other (income) expense, net	(4)	1	4	9	10
Depreciation expense	104	98	106	106	414
Other amortization	40	38	46	42	166
Amortization of intangibles	34	34	33	34	135
EBITDA	$912	$966	$1,417	$1,144	$4,439
Items affecting comparability:
Gain on sale of equity-method investment	$—	$—	$(524)	$(50)	$(574)
Gain on litigation settlement	—	—	—	(271)	(271)
Loss on early extinguishment of debt	—	—	—	48	48
Impairment on investments and note receivable	—	—	17	6	23
Restructuring and integration expenses	49	53	57	33	192
Productivity	32	40	40	43	155
Nonroutine legal matters	6	7	7	4	24
Stock compensation	5	3	4	(7)	5
COVID-19	11	4	6	5	26
Transaction costs	—	1	1	—	2
Malware incident	—	(1)	1	—	—
Mark to market	(38)	(9)	28	(85)	(104)
Adjusted EBITDA	$977	$1,064	$1,054	$870	$3,965

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first quarter of 2022 and 2021, there were no certain items excluded for comparison to prior year periods.

	First Quarter
(in millions)	2022	2021
Net cash provided by operating activities	$663	$546
Purchases of property, plant and equipment	(109)	(95)
Proceeds from sales of property, plant and equipment	78	7
Free Cash Flow	$632	$458

KEURIG DR PEPPER INC.
RECONCILIATION OF SIGNIFICANT COVID-19 RELATED EXPENSES
(UNAUDITED)
The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and are excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Affecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Total
For the first quarter of 2022:
Coffee Systems	$1	$2	$3
Packaged Beverages	1	1	2
Beverage Concentrates	—	—	—
Latin America Beverages	—	—	—
Total	$2	$3	$5

For the first quarter of 2021:
Coffee Systems	$1	$9	$10
Packaged Beverages	3	2	5
Beverage Concentrates	—	—	—
Latin America Beverages	—	1	1
Total	$4	$12	$16

(1)Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.
(2)Primarily included incremental benefits provided to frontline workers such as extended sick leave, in order to maintain essential operations during the COVID-19 pandemic.
(3)Included costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.

RECONCILIATION OF CERTAIN ADJUSTED AND CONSTANT CURRENCY ADJUSTED FINANCIAL RESULTS
FOR THE FIRST QUARTER OF 2020
(Unaudited, in millions, except per share data)
For the purposes of additional analysis, we have also included certain non-GAAP financial measures for the first quarter of 2020.
For the first quarter of 2020, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; and (vi) other certain items that are excluded for comparison purposes to prior year periods.
For the first quarter of 2020, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs for significant business combinations (completed or abandoned) not associated with the DPS Merger; (iv) costs related to significant non-routine legal matters; (v) the impact of the step-up of acquired inventory not associated with the DPS Merger (vi) incremental costs to our operations related to risks associated with the COVID-19 pandemic and (vii) impairment recognized on equity method investment with Bedford Systems, LLC.

	Net Sales	Income from operations	Diluted earnings per share(1)
Reported	$2,613	$466	$0.11
Items Affecting Comparability:
Mark to market	—	58	0.04
Amortization of intangibles	—	33	0.02
Stock compensation	—	7	—
Restructuring and integration costs	—	52	0.03
Productivity	—	54	0.03
Impairment on investment	—	—	0.05
Nonroutine legal matters	—	9	—
COVID-19	—	5	—
Adjusted	$2,613	$684	$0.29
(1)Diluted earnings per share may not foot due to rounding.

RECONCILIATION OF CERTAIN ADJUSTED AND CONSTANT CURRENCY ADJUSTED FINANCIAL RESULTS
FOR THE FIRST QUARTER OF 2020
(Unaudited, in millions, except per share data)
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a Constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.

Growth (%)
Net sales growth compared to the first quarter of 2020	17.8%
Impact of foreign currency	(0.3)
Constant currency net sales growth compared to the first quarter of 2020	17.5%

Adjusted income from operations growth compared to the first quarter of 2020	7.0%
Impact of foreign currency	(0.3)%
Constant currency adjusted income from operations growth compared to the first quarter of 2020	6.7%

Adjusted diluted earnings per share growth compared to the first quarter of 2020	13.8%
Impact of foreign currency	—%
Constant currency adjusted diluted earnings per share growth compared to the first quarter of 2020	13.8%

	Reported	Impact of Foreign Currency	Constant Currency
For the first quarter of 2022:
Net sales
Coffee Systems	12.3%	(0.5)%	11.8%
Packaged Beverages	21.6	(0.2)	21.4
Beverage Concentrates	17.3	(0.6)	16.7
Latin America Beverages	24.8	1.7	26.5
Total net sales	17.8	(0.3)	17.5